Exhibit 10. (A)

SIXTH AMENDMENT TO THE

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

SAUL HOLDINGS LIMITED PARTNERSHIP

THIS SIXTH AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SAUL HOLDINGS LIMITED PARTNERSHIP (this “Sixth Amendment”), dated as of November 5, 2003, is entered into by the undersigned party.

W I T N E S S E T H:

WHEREAS, Saul Holdings Limited Partnership (the “Partnership”) was formed as a Maryland limited partnership pursuant to that certain Certificate of Limited Partnership dated June 16, 1993 and filed on June 16, 1993 among the partnership records of the Maryland State Department of Assessments and Taxation, and that certain Agreement of Limited Partnership dated June 16, 1993 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated in its entirety by that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated August 26, 1993, which was further amended by that certain First Amendment dated August 26, 1993, by that certain Second Amendment dated March 31, 1994, by that certain Third Amendment dated July 21, 1994, by that certain Fourth Amendment dated December 1, 1996 and by that certain Fifth Amendment dated July 6, 2000 (as amended, the “Agreement”);

WHEREAS, on November 5, 2003, Saul Centers, Inc. (the “General Partner”) issued 35,000 shares of 8% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Shares,” each a “Series A Preferred Share”) at a gross offering price of $2,500.00 per Series A Preferred Share and, in connection therewith, the General Partner, pursuant to Section 8.7.C of the Agreement, is required to contribute the proceeds of such issuance to the Partnership and cause the Partnership to issue to the General Partner preferred equity ownership interests in the Partnership (“Series A Preferred Partnership Units”); and

WHEREAS, the General Partner desires to amend the Agreement pursuant to its authority under Sections 2.4 and 14.1.B of the Agreement and the powers of attorney granted to the General Partner by the Limited Partners in order to reflect the aforementioned issuance of the Series A Preferred Partnership Units.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the undersigned party, intending legally to be bound, hereby agrees as follows:

1. The Agreement is hereby amended by the addition of a new exhibit, entitled Exhibit F, in the form attached hereto, which sets forth the designations, allocations, preferences and other special rights, powers and duties of the Series A Preferred Partnership Units and which shall be attached to and made a part of the Agreement.

2. Pursuant to Section 8.7.C of the Agreement, effective as of November 5, 2003, the issuance date of the Series A Preferred Shares by the General Partner, the Partnership hereby issues 35,000 Series A Preferred Partnership Units to the General Partner as provided in Exhibit F. The Series A Preferred Partnership Units have been created and are being issued in conjunction with the General Partner’s issuance of the Series A Preferred Shares, and as such, the Series A Preferred Partnership Units are intended to have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the Series A Preferred Shares, and the terms of this Sixth Amendment, including without limitation the attached Exhibit F, shall be interpreted in a fashion consistent with this intent. In return for the issuance to the General Partner of the Series A Preferred Partnership Units, the General Partner has contributed to the Partnership the funds raised through its issuance of the Series A Preferred Shares (the General Partner’s capital contribution shall be deemed to equal the amount of the gross proceeds of that share issuance, i.e., the net proceeds actually contributed, plus any underwriter’s discount or other expenses incurred, with any such discount or expense deemed to have been incurred by the General Partner on behalf of the Partnership).

3. In order to reflect the issuance of the Series A Preferred Partnership Units, Exhibit A to the Agreement is hereby amended by adding to the end of such Exhibit A the following table:

Series A Preferred Partnership Units

Holder	Number of Series A Preferred Partnership Units	Issuance Date
Saul Centers, Inc.	35,000	11/5/2003

4. The foregoing recitals are incorporated in and are part of this Sixth Amendment.

5. Except as the context may otherwise require, any terms used in this Sixth Amendment that are defined in the Agreement shall have the same meaning for purposes of this Sixth Amendment as in the Agreement.

6. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned parties have executed this Sixth Amendment as of the date first written above.

GENERAL PARTNER

SAUL CENTERS, INC.
a Maryland corporation

By:	/s/ SCOTT V. SCHNEIDER
Name: Scott V. Schneider
Title: Senior Vice President

EXHIBIT F

DESIGNATION OF THE

SERIES A PREFERRED PARTNERSHIP UNITS

OF SAUL HOLDINGS LIMITED PARTNERSHIP

1. Number of Units and Designation.

A class of ownership interests in the Partnership entitled “Series A Preferred Partnership Units” is hereby designated and the number of Series A Preferred Partnership Units constituting such class shall be 40,000.

2. Definitions.

For purposes of the Series A Preferred Partnership Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement:

“Distribution Payment Date” means any date on which cash dividends are paid on all outstanding shares of the Series A Preferred Shares.

“Liquidation Preference” has the meaning set forth in Section 4 of this Exhibit F.

“Series A Preferred Partnership Units” means the preferred equity ownership interests in the Partnership issued to the General Partner by the Partnership in connection with the issuance by the General Partner of the Series A Preferred Shares, having the designations, preferences and rights set forth in this Exhibit F.

“Series A Preferred Shares” means the 8% Series A Cumulative Redeemable Preferred Stock issued by the General Partner.

3. Distributions.

Notwithstanding anything to the contrary contained in Section 5.2 of the Agreement, on each Distribution Payment Date, the General Partner shall cause distributions of Available Cash to be made in cash to the General Partner with respect to the Series A Preferred Partnership Units in an amount equal to the amount that is required to be distributed by the General Partner on that date to the holders of Series A Preferred Shares. The Series A Preferred Partnership Units shall not be entitled to any distributions of Available Cash, whether payable in cash, property or stock, except as provided herein.

4. Liquidation Preference.

In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made under Section 13.2.A(3) to any classes of ownership interest in the Partnership that are junior in priority to the Series A Preferred Partnership Units, the Series A Preferred Partnership Units shall be entitled to a preference (the “Liquidation Preference”)

equal to the sum of (i) $2,500 per Series A Preferred Partnership Unit, plus (ii) an amount per Series A Preferred Partnership Unit equal to any accrued and unpaid dividends on one Series A Preferred Share to the date of final distribution. Until the Liquidation Preference with respect to the Series A Preferred Partnership Units has been paid in full, no payment shall be made under Section 13.2.A(3) with respect to any classes of ownership interest in the Partnership that are junior in priority to the Series A Preferred Partnership Units. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable with respect to the Series A Preferred Partnership Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any ownership interests in the Partnership that are on a parity with the Series A Preferred Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the Series A Preferred Partnership Units and any such ownership interests in the Partnership on the same parity as the Series A Preferred Partnership Units, ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Partnership Units and any such other ownership interests in the Partnership on the same parity if all amounts payable thereon were paid in full. After payment in full of the Liquidation Preference, the Series A Preferred Partnership Units shall have no right or claim to any of the remaining assets of the Partnership. For the purposes of this Section 4, (i) a consolidation or merger of the Partnership with one or more partnerships, or (ii) a sale or transfer of all or substantially all of the Partnership’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

5. Redemption.

Series A Preferred Partnership Units shall be redeemable by the Partnership as follows:

(a) At any time that the General Partner exercises its right to redeem all or any of the Series A Preferred Shares, the General Partner shall cause the Partnership to concurrently redeem an equal number of Series A Preferred Partnership Units, at a redemption price per Series A Preferred Partnership Unit payable in cash and equal to the same price per share paid by the General Partner to redeem the Series A Preferred Stock (i.e., a redemption price of $2,500.00 per Series A Preferred Share, plus any accrued and unpaid dividends thereon). No interest shall accrue for the benefit of the Series A Preferred Partnership Units to be redeemed on any cash set aside by the Partnership.

(b) If the Partnership shall redeem Series A Preferred Partnership Units pursuant to paragraph (a) of this Section 5, from and after the redemption date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) except for payment of the redemption price, the Partnership shall not make any further distributions on the Series A Preferred Partnership Units so called for redemption, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Partnership Units of the Partnership shall cease except the rights to receive the cash payable upon such redemption, without interest thereon.

(c) If fewer than all the outstanding Series A Preferred Partnership Units are to be redeemed, units to be redeemed shall be determined pro rata, by lot or in such other manner from outstanding Series A Preferred Partnership Units not previously called for redemption by any method determined by the General Partner in its discretion. Upon any such redemption, the General Partner shall amend Exhibit A to the Agreement as appropriate to reflect such redemption.

6. Status of Reacquired Units.

All Series A Preferred Partnership Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.

7. Ranking.

The Series A Preferred Partnership Units shall be deemed to rank:

(a) senior to all existing Partnership Interests;

(b) senior to any class or series of ownership interests in the Partnership, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, if such class or series is hereafter issued in connection with the future issuance by the General Partner of common stock or any other equity securities ranking junior to the Series A Preferred Shares;

(c) on a parity with any class or series of ownership interests in the Partnership, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, if such class or series is hereafter issued in connection with the future authorization or designation by the General Partner of equity securities, the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Shares; and

(d) junior to any class or series of ownership interests in the Partnership, as to payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, if such class or series is hereafter issued in connection with the future authorization or designation by the General Partner of equity securities, the terms of which specifically provide that such class or series ranks senior to the Series A Preferred Shares.

The term “ownership interests in the Partnership” does not include convertible debt securities issued in the future by the Partnership, which will rank senior to the Series A Preferred Partnership Units prior to conversion. All Series A Preferred Partnership Units shall rank equally with one another and shall be identical in all respects.

8. Special Allocations.

Notwithstanding Sections 6.1.A and B of the Agreement, after giving effect to the special allocations set forth in Section 1 of Exhibit C to the Agreement, each year gross income of the Partnership shall be allocated first to the General Partner until the cumulative amount allocated under this Section 8 to the General Partner for the current year and all prior years is equal to the cumulative amount for the current year and all prior years of the sum of (A) the distributions made to the General Partner under Section 3 of this Exhibit F, (B) the portion of the distributions made to the General Partner under Section 5 of this Exhibit F (if any) that exceeds $2,500 per Series A Preferred Partnership Unit, and (C) for the year in which a distribution is to be made to the General Partner under Section 4 of this Exhibit F, the portion of the Liquidating Preference payable to the General Partner under Section 4 (if any) that exceeds $2,500 per Series A Preferred Partnership Unit. Any remaining Net Income or Net Loss shall be allocated as set forth in Sections 6.1.A and B of the Agreement.

9. Restrictions on Ownership.

The Series A Preferred Partnership Units shall be owned and held solely by the General Partner.

10. Conversion.

The Series A Preferred Partnership Units shall not be convertible into or exchangeable for any other property or securities of the Partnership or any other entity.

11. General.

(a) The General Partner shall have a zero percent Partnership Interest with respect to the Series A Partnership Units and shall have no voting rights with respect to the Series A Preferred Partnership Units other than the right to vote on an amendment to the Agreement if it would alter the distribution, redemption or liquidation rights of the Series A Preferred Partnership Units or any other rights or preferences of the Series A Preferred Partnership Units as set forth in this Exhibit F.

(b) The Series A Preferred Partnership Units shall not be entitled to the benefits of any retirement or sinking fund.

(c) The Series A Preferred Partnership Units shall not have any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption other than as expressly set forth in this Exhibit F.

(d) No holder of Series A Preferred Partnership Units shall have any preemptive or preferential right to subscribe for, or to purchase, any additional ownership interests in the Partnership of any class or series, or any other security of the Partnership which the Partnership may issue or sell.

(e) The ownership of Series A Preferred Partnership Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, Series A Preferred Partnership Units.

(f) The rights of the General Partner, in its capacity as holder of the Series A Preferred Partnership Units, are in addition to and not in limitation of any other rights or authority of the General Partner in any other capacity under the Agreement or applicable law. In addition, nothing contained herein shall be deemed to limit or otherwise restrict the authority of the General Partner under the Agreement, other than in its capacity as holder of the Series A Preferred Partnership Units.

(g) If any preferences or other rights, restrictions, distributions, qualifications, allocations or terms or conditions of redemption of the Series A Preferred Partnership Units set forth in this Exhibit F are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, restrictions, distributions, qualifications, allocations or terms or conditions of redemption of Series A Preferred Partnership Units set forth in this Exhibit F which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, restrictions, distributions, qualifications, allocations or terms or conditions of redemption of the Series A Preferred Partnership Units herein set forth shall be deemed dependent on any other provision thereof unless so expressed therein.

(h) The headings of the various subdivisions of this Exhibit F are for convenience only and shall not affect the interpretation of any of the provisions hereof.